Exhibit 99.1

News From:

Release Date: July 24, 2014

Contact:

Jenniffer Collins

IGI Laboratories, Inc.

(856) 697-1441

www.igilabs.com

IGI LABORATORIES ANNOUNCES SECOND QUARTER 2014 RESULTS

BUENA, NJ - (PR NEWSWIRE) – IGI Laboratories, Inc. (NYSE MKT: IG), a New Jersey based specialty generic drug development and manufacturing company, announced its financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 Highlights

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Total revenues of $6.5 million in the second quarter of 2014, an increase of 70% over the same quarter in 2013

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Total revenues of $13.3 million for the six months ended June 30, 2014, an increase of 78% over the same period in 2013

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Total revenues generated from the sale of IGI label generic topical pharmaceutical products for the three and six months ended June 30, 2014 were $3.4 million, and $6.3 million, respectively, increases of 146% and 127% over the same periods in 2013, respectively

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Gross margin increased to 43% for the six months ended June 30, 2014 from 30% in the same period of 2013

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IGI filed five Abbreviated Drug Applications, or ANDAs, with the U.S. Food and Drug Administration (FDA) in the second quarter of 2014

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IGI filed an additional ANDA, under a joint development agreement with Impax Laboratories, Inc. in June 2014

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IGI received its tentative approval from the FDA for an ANDA for diclofenac sodium 1.5% topical solution, and executed an agreement to enable the company to launch the product in March 2015 after final FDA approval

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Net loss was $0.3 million in the second quarter of 2014, compared to a net loss of $0.4 million in the same period in 2013

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Net loss was $0.2 million and $0.7 million for the six months ended June 30, 2014 and 2013, respectively

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Net loss for the six months ended June 30, 2014 was impacted by the Company’s decision to increase research and development costs to $3.4 million, an increase of 132% over the same period in 2013

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On June 27, 2014, IGI announced the pricing of their underwritten public offering of 4,650,000 shares of its common stock at a price to the public of $5.00 per share. Subsequently on July 2, 2014, IGI, after giving effect to the exercise of the over-allotment option, sold an aggregate of 5,347,500 shares of common stock in the offering at a public offering price of $5.00 per share. The net proceeds of the offering were approximately $25.2 million

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On June 30, 2014 IGI was added to the Russell 3000 Index

IGI’s President and Chief Executive Officer, Jason Grenfell-Gardner, stated, “The extensive list of accomplishments by the IGI team in the second quarter represents our continued focus on executing our business plan. We filed six ANDAs in the first few weeks of June, including one under a joint development agreement with Impax Laboratories, Inc. We received tentative approval of our ANDA for diclofenac sodium 1.5% topical solution in May, and we should be ready to launch the product in March 2015, after final FDA approval. As of today, we have seventeen ANDAs pending at the FDA, with an addressable market of over $465 million, and four additional ANDAs which we have filed with three of our pharmaceutical partners under joint development agreements. On the financial front, we increased total revenue 70% over the same quarter last year, and improved margins to end the second quarter of 2014 with a gross margin of 45%, compared to 30% one year ago. We continue to expect to file at least ten ANDAs in 2014, and we have accelerated our R&D efforts in order to meet our commitments.” Mr. Grenfell-Gardner continued, “We continue to expect revenue to increase between 40% and 45% over 2013. We are committed to profitability for the year ended December 31, 2014, even though we plan to at least double our spending in research and development in 2014 over 2013.”

The Company will hold a conference call at 4:15 pm ET on Thursday, July 24, 2014 to discuss the 2nd quarter 2014 results.

The Company invites you to listen to the call by dialing 1-877-870-4263. International participants should call 1-412-317-0790. Canadian participants should call 1-855-669-9657. Participants should ask to be joined into the IGI Laboratories, Inc. call.

This call is being webcast by MultiVu (a PR Newswire Company) and can be accessed in the Investor Relations Section of IGI's website at www.igilabs.com.

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except shares and per share information)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues:
Product sales, net	$6,021	$3,706	$12,520	$7,174
Research and development income	437	109	750	268
Licensing, royalty and other revenue	25	5	66	62
Total revenues	6,483	3,820	13,336	7,504

Costs and Expenses:
Cost of sales	3,580	2,673	7,567	5,248
Selling, general and administrative expenses	1,156	706	2,438	1,386
Product development and research expenses	2,028	805	3,393	1,463
Total costs and expenses	6,764	4,184	13,398	8,097
Operating loss	(281)	(364)	(62)	(593)
Interest expense and other, net	(64)	(39)	(116)	(67)

Net loss	$(345)	$(403)	$(178)	$(660)

Basic loss per share	$(0.01)	$(0.01)	$0.00	$(0.02)

Weighted average shares of common stock outstanding:
Basic and diluted	47,107,094	43,206,016	46,967,688	43,070,335

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2014 and 2013

(in thousands)

(Unaudited)

	2014	2013

Cash flows from operating activities:
Net loss	$(178)	$(660)
Non-cash expenses	944	389
Changes in operating assets and liabilities	(1,236)	(680)

Net cash used in operating activities	(470)	(951)

Net cash used in investing activities	(312)	(1,575)

Net cash provided by financing activities	443	1,303

Net decrease in cash and cash equivalents	(339)	(1,223)
Cash and cash equivalents at beginning of period	2,101	2,536
Cash and cash equivalents at end of period	$1,762	$1,313

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share information)

	(Unaudited) June 30, 2014	December 31, 2013*
ASSETS
Current assets:
Cash and cash equivalents	$1,762	$2,101
Accounts receivable, net	5,251	4,947
Inventories	2,723	2,869
Prepaid expenses and other receivables	814	641
Total current assets	10,550	10,558
Property, plant and equipment, net	2,750	2,623
Product acquisition costs, net	1,706	1,766
Restricted cash, long term	54	54
License fee, net	150	200
Debt issuance costs, net	53	69
Other	355	157
Total assets	$15,618	$15,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,246	$1,523
Accrued expenses	2,234	2,915
Deferred income, current	135	768
Capital lease obligation, current	11	15
Total current liabilities	4,626	5,221

Note payable, bank	3,000	3,000
Other long term liabilities	8	15
Total liabilities	7,634	8,236

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, 60,000,000 shares authorized; 47,129,621 and 46,748,575 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	491	487
Additional paid-in capital	52,508	51,541
Accumulated deficit	(45,015)	(44,837)
Total stockholders’ equity	7,984	7,191
Total liabilities and stockholders' equity	$15,618	$15,427

*Derived from the audited December 31, 2013 financial statements

About IGI Laboratories, Inc.

IGI Laboratories is a specialty generic drug development and manufacturing company. Our mission is to be a leading player in the specialty generic prescription drug market.

IGI Laboratories, Inc. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as " will," “believe”, “target”, “estimated,” "continue" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Actual results may differ materially from these expectations. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.